Exhibit 99.2

FOR IMMEDIATE RELEASE

PepsiCo & Celsius Announce Long-Term Distribution Agreement and Investment

Celsius Management to Conduct Conference Call at 2:00 p.m. ET Detailing

PepsiCo Distribution Agreement and Investment

BOCA RATON, FL, August 1, 2022/PRNewswire/ -- PepsiCo, Inc., (NASDAQ: PEP) and Celsius Holdings, Inc., (NASDAQ: CELH), maker of a leading global fitness energy drink, CELSIUS®, today announced a definitive agreement forging a long-term strategic distribution arrangement. The distribution agreement initially transitions Celsius’ current U.S. distribution to PepsiCo’s best-in-class capabilities. As part of the transaction, PepsiCo will also make an investment in Celsius in support of its growth agenda and will nominate a director to serve on Celsius’ Board of Directors.

The long-term U.S. distribution agreement is effective on August 1, 2022 and, subject to certain exceptions, includes retail and food service channels. PepsiCo will also become the preferred distribution partner globally for Celsius.

As part of the transaction, PepsiCo will make a net cash investment of $550 million to Celsius in exchange for convertible preferred stock. Shares underlying the transaction were priced at $75 per share, or approximately 7.33 million shares, which equates to an estimated 8.5% ownership in Celsius on an as-converted basis. The preferred shares are entitled to a 5% annual dividend.

“We are extremely pleased to partner with Celsius and excited about the opportunity for our two organizations to drive growth and innovation in the energy beverage category,” said Kirk Tanner, CEO, PepsiCo Beverages North America. “The Celsius brand’s growing momentum coupled with the strength of PepsiCo’s portfolio and go-to-market capabilities create a combination we believe will be very compelling and valuable to retailers and consumers.  We are looking forward to seeing the impact these two outstanding organizations can make together to more fully capture energy occasions.”

Celsius President, Chairman and CEO, John Fieldly, commented, “I would first like to thank our employees and partners who have helped facilitate our rapid growth. We believe the opportunity to partner with a global best-in-class distributor provides Celsius with significant near-term additional shelf space in both existing retailers as well as new expansion within the independent retailers that represent a significant portion of the U.S. convenience and gas channel where approximately 70% of energy drinks are sold. It also provides a strategic partnership that is expected to accelerate growth for both companies globally. In addition, this partnership will drive efficiencies allowing our teams to consolidate sales, marketing, and distribution efforts with associated cost benefits, which we expect to recognize once the initial transition is completed. We look forward to partnering with PepsiCo and maximizing the opportunities we see ahead for Celsius and our shareholders.”

Celsius Conference Call. Celsius will hold a conference call to discuss this announcement.

Monday, August 1, 2022 at 2:00 pm ET

This press release as well as a related slide presentation will be accessible on Celsius’ website at https://www.celsiusholdingsinc.com/PepsiCo_Partnership/ beginning prior to the scheduled broadcast of the conference call. To participate in the Celsius conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

US:	877-709-8150
International:	201-689-8354

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=RmAiflM3

An audio replay of the call will be available on Celsius’ website at:

https://www.celsiusholdingsinc.com/press-releases/

Advisors

UBS Investment Bank and Stifel, Nicolaus & Company, Incorporated served as financial advisors and Holland & Knight LLP served as legal advisor to Celsius. Centerview Partners LLC served as financial advisor and Gibson, Dunn & Crutcher LLP served as lead counsel to PepsiCo, and Davis Polk & Wardwell LLP as U.S. tax counsel.

About PepsiCo

PepsiCo products are enjoyed by consumers more than one billion times a day in more than 200 countries and territories around the world. PepsiCo generated more than $79 billion in net revenue in 2021, driven by a complementary beverage and convenient foods portfolio that includes Lay’s, Doritos, Cheetos, Gatorade, Pepsi-Cola, Mountain Dew, Quaker, and SodaStream. PepsiCo’s product portfolio includes a wide range of enjoyable foods and beverages, including many iconic brands that generate more than $1 billion each in estimated annual retail sales.

Guiding PepsiCo is our vision to Be the Global Leader in Beverages and Convenient Foods by Winning with PepsiCo Positive (pep+). pep+ is our strategic end-to-end transformation that puts sustainability and human capital at the center of how we will create value and growth by operating within planetary boundaries and inspiring positive change for planet and people. For more information, visit www.pepsico.com.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Celsius Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations and/or financial position, or state other forward-looking information, including all statements regarding the distribution agreement with PepsiCo, such as future international opportunities and all statements regarding the impact of the transactions with PepsiCo on Celsius Holdings’ business, financial condition, and operating results such as providing Celsius Holdings with significant near-term additional shelf space in both existing retailers as well as new expansion within the independent retailers that represent a significant portion of the U.S. convenience and gas channel. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” or similar words. You should not rely on forward-looking statements since Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: the impact of and the ability to complete and integrate strategic partnerships, including the distribution partnership with PepsiCo; general economic and business conditions; Celsius Holdings’ business strategy for expanding its presence in its industry; anticipated trends in Celsius Holdings’ financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting Celsius Holdings’ business;  Celsius Holdings’ ability to satisfy in a timely manner, all Securities and Exchange Commission (SEC) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the Securities and Exchange Commission. Celsius Holdings does not intend to and undertakes no duty to update the information contained in this press release.

PepsiCo Cautionary Statement

Statements in this release that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “anticipate,” “believe,” and “intend,” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause PepsiCo’s actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: damage PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; changes in the retail landscape; and increased commodity, packaging, transportation, labor and other input costs.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Celsius Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com

PepsiCo Media Contact:

Kristen Mueller

(615) 294-2954

Kristen.Mueller@pepsico.com